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BIOGEN IDEC INC.
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For More Information Contact:
Biogen Idec Media Contact:
Naomi Aoki
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(617) 914-6524
Biogen Idec Investor Relations Contact:
Eric Hoffman
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BIOGEN IDEC HIGHLIGHTS PROGRESS AND BREADTH OF PIPELINE
PROGRAMS AT R&D DAY
— 20 late stage product candidates with potential to drive mid and long-term growth —
CAMBRIDGE, MA, March 25, 2009 — Biogen Idec (NASDAQ: BIIB) today will provide an update for the investment community on the Company’s research and development pipeline, highlighting a broad and innovative portfolio that includes six programs in registration trials.
“We have transformed the pipeline over the past three years,” said Cecil Pickett, Ph.D., Biogen Idec’s President, Research and Development. “With 20 programs in Phase 2 and beyond, our pipeline rivals those of companies much larger than us and positions the Company for strong growth.”
Dr. Pickett, along with other members of the company’s R&D leadership team will provide a detailed review of key late-stage clinical development programs in each of the Company’s core therapeutic areas of neurology, oncology, immunology and cardiopulmonary, as well as the Company’s Factor IX program in hemophilia. In addition, Biogen Idec scientists will present on many of the Company’s innovative pre-clinical and early-stage development programs.
“We are pioneering some of the industry’s most exciting science, including our LINGO and neublastin programs in central nervous system repair,” Dr. Pickett said. “Our leading research on the TWEAK pathway has potential applications for autoimmune disorders, cardiovascular disease and cancer, and our bi-specific antibody platform technology could yield more effective therapies for a host of diseases.”
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Page 2 Biogen Idec Highlights Progress and Breadth of Pipeline Programs at R&D Day
R&D at Biogen Idec
Biogen Idec’s pipeline of new medicines in development is among the most robust in the biotechnology industry, focused on addressing a broad range of unmet medical needs spanning our key therapeutic areas. Clinical progress from internal programs together with disciplined business development have contributed to the recent growth of the company’s pipeline, now numbering more than 60 programs in 15 indications.
Recent R&D Highlights
Presenters plan to highlight recent progress made with key programs in clinical development.
• BG-12: Completed enrollment in DEFINE, a registration Phase 3 trial of BG-12, the Company’s novel oral compound in patients with relapsing-remitting multiple sclerosis
A total of 1,237 patients were enrolled at 200 participating centers around the world. A second Phase 3 trial (CONFIRM) is expected to complete enrollment in mid-2009. Results of an earlier Phase 2b study conducted in this patient population found that BG-12 was safe and well tolerated.
• Lumiliximab: Completed enrollment in the Phase 2 portion of LUCID, a registration Phase 2/3 trial of lumiliximab in patients with relapsed or refractory chronic lymphocytic leukemia
A total of 390 patients were enrolled at more than 160 participating centers around the world. The Company currently expects to report top-line results from the Phase 2 portion of this trial next year.
•PEG-Interferon: Reported results from a Phase 1 study of PEG-IFN in patients with Multiple Sclerosis
Based on positive results from this study, the Company plans to initiate a Phase 3 study by mid 2009.
• BIIB014: Reported interim data from a Phase 2a study of BIIB014 in patients with Parkinson’s disease
Interim results from this study were favorable and support continued development of BIIB014 in this setting. The Company is currently in discussion with regulators surrounding the design of a registration program of BIIB014 in this patient population.
In addition, the Company will present data and information on three early-stage programs - S1P1 for MS, anti-Fn14 for solid tumors, and its proprietary bi-specific antibody platform technology — for the first time.
Meeting web cast
A live web cast of the company’s R&D Day, along with presentation slides, is available through a link on the Biogen Idec web site, www.biogenidec.com. The meeting will start today at 1 p.m. Eastern Time and last until approximately 5:00 p.m. The web cast, along with the slide presentation will be available on our web site through April 22, 2009.
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Page 3 Biogen Idec Highlights Progress and Breadth of Pipeline Programs at R&D Day
About Biogen Idec
Biogen Idec creates new standards of care in therapeutic areas with high unmet medical needs. Founded in 1978, Biogen Idec is a global leader in the discovery, development, manufacturing and commercialization of innovative therapies. Patients in more than 90 countries benefit from Biogen Idec’s significant products that address diseases such as lymphoma, multiple sclerosis and rheumatoid arthritis. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com.
Safe Harbor
This press release contains forward-looking statements about the anticipated development and timing of programs in our clinical pipeline and estimates of the market potential for our product candidates. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expect, including the uncertainty of success in commercializing our products, the occurrence of adverse safety events with our products, competitive pressures, our dependence on collaborations over which we may not always have full control, our ability to attract and retain qualified personnel, our ability to protect our intellectual property rights and the cost of doing so, product liability claims, and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our annual report on Form 10-K and in other reports we file with the SEC. These forward-looking statements speak only as of the date of this press release, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Important Information
Biogen Idec and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Biogen Idec in connection with the Company’s 2009 annual meeting of stockholders. Information concerning the interests of participants in the solicitation of proxies will be included in any proxy statement filed by Biogen Idec in connection with the Company’s 2009 annual meeting of stockholders.
In addition, Biogen Idec files annual, quarterly and special reports with the Securities and Exchange Commission (the “SEC”). The proxy statements and other reports, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from Biogen Idec at www.biogenidec.com. Biogen Idec stockholders are advised to read carefully any proxy statement filed in connection with the Company’s 2009 annual meeting of stockholders when it becomes available before making any voting or investment decision. The Company’s proxy statement will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836 or by e-mail at info@innisfreema.com.
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